UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2006

SIRONA DENTAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-22673	11-3374812
(Commission File Number)	(IRS Employer Identification No.)

30-00 47TH AVENUE
LONG ISLAND CITY, NEW YORK 11101
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (718) 937-5765

SCHICK TECHNOLOGIES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 25, 2005, Sirona Dental Systems, Inc. (f.k.a. Schick Technologies, Inc.) (the “Company”), Sirona Holding GmbH (“Sirona”) and Sirona Holdings Luxco S.C.A. (“Luxco”) entered into an Exchange Agreement, as amended (the “Exchange Agreement”), pursuant to which the Company would acquire all of the issued and outstanding share capital of Sirona and a promissory note issued by Sirona to Luxco in the original principal amount of EUR 150,992,464, in exchange for 36,972,480 shares of the Company’s common stock, and Sirona would become a subsidiary of the Company (the “Exchange”). The Exchange was approved by the Company’s stockholders at a special meeting of stockholders on June 14, 2006 (the “Special Meeting”). The closing of the Exchange occurred on June 20, 2006 (the “Closing Date”).

A press release announcing the closing of the Exchange is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Registration Agreement

In connection with the Exchange, the Company entered into a registration agreement with Luxco, dated as of the Closing Date, granting it registration rights with respect to the shares it received in the Exchange. Pursuant to the registration agreement, any group of holders of at least a majority of the securities with registration rights will be able to require the Company to register all or part of their shares three times on a Form S-1 or an unlimited number of times on a Form S-3, provided that, in the case of a registration on Form S-3, the aggregate offering value of the securities to be registered must equal at least $20 million. In addition, the holders of securities with registration rights will be able to require the Company to include their shares in future registration statements that the Company files, subject to reduction at the option of the underwriters of such an offering. Upon any of these registrations, these shares will be freely tradable in the public market without restriction. The Company will be obligated under the registration agreement to pay the registration expenses incurred in connection with any registration, qualification or compliance relating to the exercise of a holder’s registration rights, other than underwriting discounts and commissions. Additionally, the Company agrees to indemnify and hold harmless holders (and their affiliates) of registrable securities covered by a registration statement against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the holders (or their affiliates) may be required to make because of any of those liabilities. The Company also agrees not to modify the terms and conditions of the existing registration rights agreement or grant registration rights that could adversely affect a holder’s registration rights under the registration agreement without the prior written consent of holders of at least a majority of the securities with registration rights.

A copy of the registration agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Employment Agreements

Jeffrey T. Slovin

In connection with the Exchange, the Company entered into a new employment agreement with Jeffrey T. Slovin, which became effective as of the Closing Date, and supersedes in the entirety the existing employment and other compensatory arrangements with Mr. Slovin. Pursuant to the new employment agreement, Mr. Slovin will serve as Executive Vice President of the Company and Chief Operating Officer of its U.S. Operations. He will receive an annual base salary of $337,000 until June 15, 2006 and $350,000 between June 16, 2006 and June 15, 2007. Mr. Slovin is also eligible to participate in a bonus plan to be developed for all senior executives of the Company. The new employment agreement will continue until June 15, 2007, and will automatically renew thereafter for successive periods of one year until terminated by the Company or Mr. Slovin by written notice to the other party at least 90 days prior to the end of the then current term. In the event that the Company terminates Mr. Slovin’s employment agreement without cause (as defined in the agreement), or Mr. Slovin terminates his employment with good reason (as defined in the agreement), in each case, Mr. Slovin will be entitled to receive:

•                  severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 24 months;

•                  the bonus that he would have otherwise received during the year in which termination occurs; and

•                  health and medical benefits through the earlier of the last day of the 24-month severance period, the date he becomes eligible to receive comparable benefits and the last day permitted by the Company’s applicable benefit plan; provided that such time period shall not be less than 18 months following his termination unless he is eligible to receive comparable benefits from another source.

A copy of Mr. Slovin’s employment agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Michael Stone

The Company also entered into a new employment agreement with Michael Stone, which became effective as of the Closing Date, and supersedes in the entirety the existing employment and other compensatory arrangements with Mr. Stone. Pursuant to the new employment agreement, Mr. Stone will serve as Vice President of the Company and President of its New York-based operating subsidiary. He will receive an annual base salary of $275,000 until December 15, 2007. Mr. Stone is also eligible to participate in a bonus plan to be developed for all senior executives of the Company. The new employment agreement will continue until December 15, 2007, and will automatically renew thereafter for successive periods of one year until terminated by the Company or Mr. Stone by written notice to the other party at least 90 days prior to the end of the then current term. In the event that the Company terminates Mr. Stone’s employment agreement without cause (as defined in the agreement), or Mr. Stone terminates his employment for good reason (as defined in the agreement), in each case, he will be entitled to receive:

•                  severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 12 months;

•                  the bonus that he would have otherwise received during the year in which termination occurs; and

•                  health and medical benefits though the earlier of the last day of the 12-month severance period, the date he becomes eligible to receive comparable benefits and the last day permitted by the Company’s applicable benefit plan; provided that such period shall not be less than 12 months following such termination unless he is to receive comparable benefits from another source.

A copy of Mr. Stone’s employment agreement is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

Zvi Raskin

In addition, the Company entered into a transition and severance agreement with Zvi Raskin on June 14, 2006. Pursuant to the agreement, Mr. Raskin will remain employed as General Counsel of the Company through July 20, 2006. In accordance with the agreement, on July 20, 2006, Mr. Raskin will receive the sum of $140,000, and his 16,855 unvested stock options will vest in their entirety.

A copy of Mr. Raskin’s transition and severance agreement is attached hereto as Exhibit 2.4 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

Reference is made to Item 1.01 of this Report.

Item 5.01  Changes of Control of Registrant

Reference is made to Item 1.01 of this Report. Immediately following the closing of the Exchange, Luxco held 66.1% of the Company’s outstanding common stock on a fully diluted basis and the Company’s pre-Exchange stockholders held 33.9% of the Company’s outstanding common stock on a fully diluted basis.

In addition, reference is made to Item 5.02 to this Report regarding certain changes to the composition of the Board of Directors of the Company and the appointment of certain new executive officers.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 14, 2006, Curtis M. Rocca III resigned from the Company’s Board of Directors, effective as of the closing of the Exchange on June 20, 2006, pursuant to the Exchange Agreement. Mr. Rocca was a member of the Company’s Audit Committee, a member of the Company’s Executive Compensation Committee, and the Chairman of the Company’s Nominating Committee.

Also on June 14, 2006, in connection with the Exchange, the Company’s Board of Directors approved an increase in the total number of directors constituting the entire Board to ten directors, effective as of June 21, 2006, and appointed Jost Fischer, Simone Blank, Timothy P. Sullivan, Timothy Sheehan, Harry M. Jansen Kraemer, Jr., Nicholas W. Alexos and David Beecken as the new directors. Together with William K. Hood, Arthur D. Kowaloff and Jeffrey T. Slovin, they constitute the Board of Directors of the Company effective as of the closing of the Exchange.

Pursuant to the Exchange Agreement, Jost Fischer, the Chief Executive Officer of Sirona prior to the Exchange, became Chairman of the Board of Directors of the Company and President and Chief Executive Officer of the Company effective as of the closing of the Exchange. Simone Blank, the Chief Financial Officer of Sirona prior to the Exchange, became Executive Vice President and Chief Financial Officer of the Company effective as of the closing of the Exchange. Jeffrey T. Slovin, the President and Chief Executive Officer of the Company prior to the Exchange, became Executive Vice President of the Company and Chief Operating Officer of its U.S. Operations effective as of the closing of the Exchange.

The following are summaries of the business experience of Jost Fischer and Simone Blank.

Mr. Fischer served as Chairman, President and Chief Executive Officer of Sirona prior to the Exchange and was President and Chief Executive Officer of Sirona since April 2002. He also serves on the Advisory Committee to Sirona Holdings S.A., the manager of Luxco (the “Luxco Manager”). From 1999 to 2001, Mr. Fischer was President and Chief Executive Officer of Hoermann Group, an international conglomerate in the telecommunication and automotive industry. Prior to joining Hoermann, he held two senior management positions with PWA (a European paper group), as Senior Vice President — Strategy and as President and Chief Executive Officer of PWA’s printing division from 1990 to 1994 before serving as President and Chief Executive Officer of PWA Dekor, the global market leader for decorative paper, from 1994 to 1997. From 1985 to 1990, Mr. Fischer was with Veka Group, where he led the globalization of the private German building-supplies producer. From 1982 to 1985, he served as Controller for two divisions of TRW Inc. Europe. Mr. Fischer holds a Masters Degree in Economics from the University of Saarbruecken, Germany.

Ms. Blank served as Executive Vice President and Chief Financial Officer of Sirona prior to the Exchange and was Executive Vice President and Chief Financial Officer of Sirona since July 1999. She is also a member of the Advisory Committee to the Board of Luxco Manager. Prior to July, 1999, Ms. Blank was an engagement manager in the merger and acquisition transaction group of PricewaterhouseCoopers after having gained extensive global financial experience as a certified public accountant and tax advisor. While working for PricewaterhouseCoopers, she was responsible for the financial due diligence team in the initial leveraged buy-out of Sirona. Ms. Blank holds a Masters Degree in Economics from the University of Duisburg, Germany.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Articles of Incorporation

At the Special Meeting, the stockholders of the Company approved an amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to increase the Company’s authorized capital stock to a total of 100,000,000 shares, consisting of 95,000,000 shares of common stock and 5,000,000 shares of preferred stock, and to change its corporate name to “Sirona Dental Systems, Inc.”  In connection with its corporate name change, the Company will change its trading symbol on the Nasdaq National Market from “SCHK” to “SIRO”, effective as of June 21, 2006.

The Certificate of Amendment was filed with the Secretary of State of the State of Delaware, and became effective, on June 20, 2006. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Change in Fiscal Year

In connection with the Exchange, the Company changed its fiscal year end from March 31 to September 30, effective as of June 20, 2006. The Company will account for the Exchange as a “reverse acquisition.”  Consequently, the Company will not file a transition report reflecting the change of its fiscal year to that of Sirona, given the fact that for accounting purposes, Sirona is deemed to be the “accounting acquirer” in the “reverse acquisition.”

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

All required financial statements with respect to Sirona will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendars days following the filing of this Report.

(b)  Pro Forma Financial Information

All required pro forma information will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendars days following the filing of this Report.

(d)  Exhibits

2.1                                 Registration Agreement between the Company and Luxco, dated as of June 20, 2006

2.2                                 Employment Agreement between the Company and Jeffrey T. Slovin, dated as of June 14, 2006

2.3                                 Employment Agreement between the Company and Michael Stone, dated as of June 14, 2006

2.4                                 Transition and Severance Agreement between the Company and Zvi Raskin, dated as of June 14, 2006

3.1                               Certificate of Amendment, filed with the Delaware Secretary of State on June 20, 2006

99.1                           Press Release, dated June 20, 2006, regarding the closing of the Exchange and related transactions

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Dated: June 20, 2006	By:	/s/ JOST FISCHER
Jost Fischer
Chairman, President and Chief Executive Officer